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            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the incorporation by reference of our reports dated November 20, 2009 on the financial statements and financial highlights of the Columbia Large Growth Quantitative Fund (formerly RiverSource Disciplined Large Cap Growth Fund), Columbia Large Value Quantitative Fund (formerly RiverSource Disciplined Large Cap Value Fund), Columbia Diversified Equity Income Fund (formerly RiverSource Diversified Equity Income Fund) and Columbia Mid Cap Value Opportunity Fund (formerly RiverSource Mid Cap Value
Fund) of the RiverSource Investment Series, Inc. included in the annual reports for the fiscal year ended September 30, 2009 incorporated by reference in the Statement of Additional Information in this Post-Effective Amendment No. 124 to the Registration Statement (Form N-1A, No. 2-11328) of the RiverSource Investment Series, Inc. as filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP

Minneapolis, Minnesota
September 22, 2010